UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2016

ENTERPRISE FINANCIAL SERVICES CORP

(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On October 27, 2016 Enterprise Financial Services Corp (“Enterprise”) entered into an Underwriting Agreement with Sandler O’Neill & Partners, L.P. (the “Underwriter”), for the issuance of $50,000,000.00 aggregate principal amount of its 4.75% fixed-to-floating rate subordinated notes (the “Notes”) due November 1, 2026 (the “Offering”). The Offering is more fully described in the preliminary prospectus supplement dated October 26, 2016 to the prospectus dated August 18, 2014 filed with the Securities and Exchange Commission as part of Enterprise’s Registration Statement on Form S-3/A (Registration No. 333-197818) filed on August 18, 2014. The Offering is expected to close on or about November 1, 2016, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants of Enterprise, conditions to closing, indemnification obligations of Enterprise and the Underwriter, and termination and other customary provisions. A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On October 27, 2016, Enterprise issued a press release announcing the pricing of the Offering, a copy of which has been attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, October 27, 2016, by and between Enterprise Financial Services Corp and Sander O’Neill & Partners, L.P.

99.1	Press Release issued by Enterprise Financial Services Corp dated October 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	October 28, 2016	By:	/s/ Mark G. Ponder
Mark G. Ponder

Senior Vice President and Controller